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                                                                     EXHIBIT 4.7


                             TECHNEST HOLDINGS, INC.

                          CERTIFICATE OF DESIGNATION OF
                            SERIES B PREFERRED STOCK

                     NEVADA REVISED STATUTES SECTION 78.1955


         Technest Holdings, Inc., a Nevada corporation (the "COMPANY"), certifies by and through its undersigned President or Vice-President and Secretary or Assistant Secretary that the Board of Directors of the Company, pursuant to Nevada Revised Statutes Section 78.1955 and Article IV, Section 2 of the Articles of Incorporation of the Company, has adopted a resolution establishing a series of the Company's authorized preferred stock designated as Series B Preferred Stock (the "SERIES B PREFERRED STOCK").

         The number of shares of the Series B Preferred Stock which the Company is authorized to issue is 1,149,425.

         The voting powers, designations, preferences, limitations, restrictions and relative rights of the Series B Preferred Stock are set forth in the Unanimous Consent of the Directors of Technest Holdings, Inc. set forth in EXHIBIT A attached hereto and made a part hereof.

         In witness whereof, the undersigned have executed this Certificate of Designation as of the 11th day of February, 2005.

                                                  TECHNEST HOLDINGS, INC.



                                                  By: __________________________
                                                      Name: Mark Allen
                                                      Title: Director

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                                                                      EXHIBIT A
                                                                      ---------


                   UNANIMOUS WRITTEN CONSENT OF THE DIRECTORS

                                       OF

                             TECHNEST HOLDINGS, INC.

                                       TO

                         ACTIONS TAKEN WITHOUT A MEETING


         Pursuant to Section 78.315 of the Nevada Revised Statutes and Article IV, Section 2 of the Articles of Incorporation (the "ARTICLES OF INCORPORATION") of Technest Holdings, Inc., a Nevada corporation (the "COMPANY"), the undersigned, being all of the directors (the "DIRECTORS") of the Company, hereby take the following actions by unanimous written consent (this "Consent") in lieu of a meeting of the Directors, by consent of said Directors, as set forth in the following resolutions, as if taken by unanimous vote of the Directors at a special meeting of the directors at which all of the Directors were present:

         WHEREAS, the Directors desire to establish and designate a series of shares of preferred stock of the Company and to fix and determine the designation, number, voting powers, preferences, limitations, restrictions and relative rights thereof in accordance with the following resolutions;

         NOW, THEREFORE, be it hereby:

         RESOLVED: That the Company shall be, and hereby is, authorized to issue up to 1,149,425 shares of a series of the preferred stock, $0.001 par value per share, of the Company with the following voting powers, designation, preferences, limitations, restrictions and relative rights:

      1. DESIGNATION AND CONSIDERATION

         The designation of the series of the Preferred Stock created by this resolution shall be, and hereby is, the "Series B Preferred Stock". Shares of this series are referred to herein as the "Series B Preferred Stock". Each share of the Series B Preferred Stock shall be issued for such consideration as set forth in the Securities Purchase Agreement, dated February 14, 2005, between the Company and the purchasers listed on the signature pages thereto (the "PURCHASERS"), and upon receipt of such consideration shall be duly and validly issued, fully paid and nonassessable.

      2. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the following meanings:

         "CLOSING BID PRICE" shall mean the per share closing bid price of the Markland Common Stock as reported by Bloomberg L.P.

         "COMMON STOCK" shall mean the common stock, par value $0.001 per share, of the Company.

         "LIQUIDATION PREFERENCE" shall have the meaning ascribed to such term in Section 6(a).

         "MARKET PRICE" shall mean the average Closing Bid Price during the 20 Trading Days prior to the first date on which the Series B Preferred Stock may be converted pursuant to SECTION 5 herein.


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         "MARKLAND" shall mean Markland Technologies, Inc., a Florida corporation.

         "MARKLAND COMMON STOCK" shall mean the common stock, $.0001 par value per share, of Markland.

         "PRINCIPAL MARKET" shall mean the Nasdaq National Market, the Nasdaq Small Cap Market, the America Stock Exchange, the Over the Counter Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Markland Common Stock.

         "TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

      3. RANK. The shares of Series B Preferred Stock shall, with respect to the distribution of assets on liquidation, dissolution or winding up of the Company, rank senior and prior to the Common Stock and any other class or series of capital stock of the Company currently or hereafter issued not expressly designated as ranking senior to the Series B Preferred Stock (the "JUNIOR SECURITIES"). The Series B Preferred Stock shall rank Pari Passu with the Company's Series A Convertible Preferred Stock, and the Company's Series C Preferred Stock.

      4. VOTING RIGHTS. Notwithstanding anything herein to the contrary, so long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Series B Preferred Stock then outstanding, (i) alter or change adversely the absolute or relative powers, preferences or rights given to the Series B Preferred Stock, (ii) alter or amend this Certificate of Designations, (iii) amend its Articles of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any holders of Series B Preferred Stock, (iv) increase the authorized number of shares of Series B Preferred Stock, or (v) enter into any agreement to do any of the foregoing. Except as provided herein or as required by applicable law, the Series B Preferred Stock shall have no voting rights.

      5. OPTIONAL CONVERSION.

         The holders of the Series B Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

         (a) RIGHT TO CONVERT. From and after the earlier to occur of (a) the first anniversary of the Closing Date (as defined in the Securities Purchase Agreement) and (b) a date which is the first Trading Day after the date on which Markland Common Stock reaches a Closing Bid Price of $2.50 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) or more for five consecutive Trading Days, each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Markland Common Stock (the "CONVERSION PRICE") as is determined by dividing the quotient of (A) $5,000,000 divided by the lower of
(x) $0.60 (the "MAXIMUM CONVERSION PRICE") and (y) the Market Price by (B) 1,149,425.

         (b) FRACTIONAL SHARES. The Company shall not deliver any fraction of a share of Markland Common Stock upon any conversion. All shares of Markland Common Stock (including fractions thereof) to be delivered upon conversion of more than one share of the Series B Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the requirement for the Company to deliver a fraction of a share of Markland Common Stock. If, after the aforementioned aggregation, the issuance would result in the Company being required to deliver a fraction of a share of Markland Common Stock, the Company shall round such fraction of a share of Markland Common Stock down to the nearest whole share.


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         (c) RESTRICTIONS ON CONVERSION. The holder shall not convert any of the
Series B Preferred Stock pursuant to this SECTION 5, if such conversion would cause the aggregate number of shares of Markland Common Stock beneficially owned by the holder and its affiliates (including, but not limited to, any person who may be deemed an affiliate for purposes of aggregation under Rule 144(e) promulgated under the Securities Act of 1933, as amended) to exceed 4.999% of the outstanding shares of the Markland Common Stock following such conversion. For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. By written notice to the Company, a holder may waive the provisions of this SECTION 5(C) as to itself but any such waiver will not be effective until the 65th day after delivery thereof and such waiver shall have no effect on any other holder PROVIDED THAT, in no event shall the number of shares of Common Stock that may be acquired by a holder and its affiliates (including, but not limited to, any person who may be deemed an affiliate for purposes of aggregation under Rule 144(e) promulgated under the Securities Act of 1933, as amended) exceed 9.999% of the outstanding shares of the Markland Common Stock following such conversion.

         (d) CERTAIN ADJUSTMENTS AND OTHER EVENTS. The Maximum Conversion Price will be subject to adjustment from time to time as provided in this SECTION 5(D).

                  (i) ADJUSTMENTS FOR SUBDIVISIONS OR COMBINATIONS OF COMMON STOCK. In the event the outstanding shares of Markland Common Stock shall be subdivided by stock split, stock dividend, reclassification or otherwise, into a greater number of shares of Markland Common Stock or Markland shall declare a dividend payable in any right to acquire Markland Common Stock for no consideration, the Maximum Conversion Price or the Conversion Price (as the case may be) in effect immediately prior to such event shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Markland Common Stock shall be combined or consolidated by reclassification or otherwise into a lesser number of shares of Markland Common Stock, the Maximum Conversion Price or the Conversion Price (as the case may be)in effect immediately prior to such event shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  (ii) ADJUSTMENTS FOR REORGANIZATION, RECLASSIFICATIONS OR SIMILAR EVENTS. If the Markland Common Stock shall be changed into shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in SECTIONS 5(D)(I)), referred to herein as an "ORGANIC CHANGE", then the Maximum Conversion Price or the Conversion Price (as the case may be) then in effect shall, concurrently with the effectiveness of such reorganization or reclassification or other event, be proportionately adjusted so that each Series B Preferred Share shall thereafter be convertible into such number of shares of such other class or classes of stock as the number of shares of Markland Common Stock of the corporation deliverable upon conversion of such Series B Preferred Share immediately before such reorganization, reclassification or other event would have become in connection with such reorganization, reclassification or other event.

         (e) MECHANICS OF CONVERSION.

                           (1) SURRENDER OF CERTIFICATES. In order for a holder
of Series B Preferred Stock to voluntarily convert shares of Series B Preferred Stock into shares of Markland Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to


                                      -4-
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the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series B Preferred Stock (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. The close of business on the date of receipt by the transfer agent of such certificates (or lost certificate affidavit and agreement) and notice (or by the Company if the Company serves as its own transfer agent) shall be the time of conversion (the "CONVERSION TIME"). The Company shall, as soon as practicable after the Conversion Time, deliver at such office to such holder of Series B Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Markland Common Stock to which such holder shall be entitled.

                           (2) CANCELLATION OF SERIES B PREFERRED STOCK. All
shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Markland Common Stock in exchange therefor. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Company (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.

                           (3) TRANSFER TAXES, ETC. The Company shall pay any
and all issue and other similar taxes that may be payable in respect of any delivery of shares of Markland Common Stock upon conversion of shares of Series B Preferred Stock pursuant to this SECTION 5. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the delivery of shares of Markland Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

      6. LIQUIDATION.

         (a) LIQUIDATION AMOUNT. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, before any distribution or payment shall be made to the holders of outstanding Junior Securities, including, but not limited to, the Common Stock, and after the holders of any other shares of Preferred Stock ranking senior to the Series B Preferred Stock (the "Senior Securities") shall have been paid in full the amounts to which they shall be entitled, the holders of outstanding shares of Series B Preferred Stock shall be entitled to receive, out of the assets of the Company at the time legally available therefor, in exchange for their shares of Series B Preferred Stock an amount in cash equal to $2.175 per share of Series B Preferred Stock, as adjusted for stock splits, stock dividends, recapitalizations and other similar events (the "LIQUIDATION PREFERENCE"). If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the assets of the Company available therefor shall be insufficient to permit the payment in full to the holders of outstanding shares of Series B Preferred Stock of the preferential liquidation amounts to which they are then entitled pursuant to the provisions of this clause (a), the entire assets of the Company remaining, if any, after distributions required to be made in respect of Senior Securities, thus distributable shall be distributed among the holders of outstanding shares of Series B Preferred Stock ratably, in proportion to the full amounts to which such holders would otherwise be entitled if such assets were sufficient to permit payment in full.


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         (b) LIMITATION ON DISTRIBUTION. Upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, after the payment in full to the holders of outstanding shares of Series B Preferred Stock of the preferential liquidation amounts to which they are then entitled pursuant to the provisions of clause (a) above, the holders of outstanding shares of Series B Preferred Stock shall not be entitled to participate in any further distributions made to the holders of the Common Stock or any other class of Junior Securities.

      7. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.


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                                     ANNEX A

                             TECHNEST HOLDINGS, INC.

                                CONVERSION NOTICE


         Reference is made to the Certificate of Designations, Preferences and Rights of Technest Holdings, Inc. (the "CERTIFICATE OF DESIGNATIONS"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, $.001 par value per share ("SERIES B PREFERRED SHARES"), of Technest Holdings, Inc., a Nevada corporation (the "COMPANY"), indicated below into shares of the common stock, Markland Technologies, Inc., Florida coporation, $.0001 par value per share (the "MARKLAND COMMON STOCK"), by tendering the stock certificate(s) representing the share(s) of Series B Preferred Shares specified below as of the date specified below.

         The undersigned acknowledges that any sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series B Preferred Shares shall be made only pursuant to (i) a registration statement effective under the Securities Act of 1933, as amended (the "ACT"), or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the Act.

         Please confirm the following information:

                       Date of Conversion:

                       ________________________________________



                       Number of Series B Preferred Shares to be converted

                       ________________________________________



                       Stock certificate no(s). of Series B Preferred Shares to be converted:

                       ________________________________________



                       Number of shares of Markland Common Stock:

                       ________________________________________


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Please issue the Common Stock into which the Series B Preferred Shares are being converted in the following name and to the following address:


                       Issue to(1):

                       ________________________________________

                       Facsimile Number:_______________________



                       Authorization:



                       ________________________________________

                       By:_____________________________________

                       Title:__________________________________

                       Date:___________________________________



ACKNOWLEDGED AND AGREED:



TECHNEST HOLDINGS, INC.



By: _________________________________

Name: _______________________________

Title: ______________________________

Date: ___________________


---------------
(1) If other than to the record Holder of the Series B Preferred Shares, any applicable transfer tax must be paid by the undersigned.


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